UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2013

Online Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26123	52-1623052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4795 Meadow Wood Lane, Chantilly, Virginia		20151
(Address of principal executive offices)		(Zip Code)

703-653-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2013, Online Resources Corporation (the “Company”), entered into a Credit Agreement by and among the Company, Bank of America, N.A. (the “Agent”), and the guarantors and lenders set forth therein (the “Agreement”).

The Agreement is structured as a $7,500,000 revolving credit facility which matures on March 31, 2013, subject to an extension of the maturity date to May 31, 2013, if certain conditions are satisfied. Proceeds from the credit facility may be used to finance working capital and capital expenditures and for other general corporate purposes. Interest is due and payable in arrears (i) for each Eurodollar rate loan, on the date one month after disbursement, conversion or continuation as a Eurodollar rate loan and the maturity date and (ii) for each base rate loan, on the last business day of each calendar month and the maturity date. At the Company’s election, the loans will bear interest at either the British Bankers Association LIBOR Rate plus 3.50% or the base rate plus 2.50%.

The Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including among other things covenants related to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with applicable laws and (iv) notification of certain events. Financial covenants will also require the Company to maintain (i) a leverage ratio no greater than 2.75 to 1.0, (ii) a fixed charge coverage ratio of no less than 1.2 to 1.0 and (iii) a receivable ratio of no less than 1.25 to 1.0.

The Agreement contains various customary restrictive covenants, subject to certain exceptions, that prohibit the Company from, among other things, incurring additional indebtedness or guarantees, creating liens or other encumbrances on property, entering into merger or similar transactions, selling or transferring certain property, making certain restricted payments and entering into transactions with affiliates.

The failure to comply with the foregoing covenants will constitute an event of default under the Agreement. Other events of default under the Agreement include, among other things (i) the failure to timely pay principal, interest, fees or other amounts due and owing, (ii) a cross-default with respect to certain other indebtedness, (iii) the occurrence of certain bankruptcy or insolvency events, and (iv) the occurrence of a change of control (other than with respect to the previously announced transaction with ACI Worldwide, Inc.).

The Company’s obligations under the Agreement are guaranteed by the Company’s existing and future domestic subsidiaries, subject to certain limitations.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement by and among Online Resources Corporation, Bank of America, N.A. and the guarantors and lenders set forth therein, dated February 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION

February 26, 2013	By:	/s/ Joseph L. Cowan
	Name:	Joseph L. Cowan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among Online Resources Corporation, Bank of America, N.A. and the guarantors and lenders set forth therein, dated February 26, 2013.